Item 77Q1(e)
TRANSFER AGREEMENT

	This Transfer Agreement ("Agreement") is made as of February 15, 2008 by and among EXCELSIOR FUNDS, INC. and EXCELSIOR TAX-EXEMPT FUNDS, INC., each a Maryland corporation, EXCELSIOR FUNDS TRUST, a Delaware business trust (collectively with Excelsior Funds, Inc. and Excelsior Tax-Exempt Funds, Inc., the "Companies" and each, a "Company"), UST ADVISERS, INC., a Delaware corporation ("USTA") and UNITED STATES TRUST COMPANY, NATIONAL ASSOCIATION, a national bank organized under the laws of the United States ("USTNA"), on behalf of its Asset Management Division, U.S. Trust New York Asset Management Division.

	WHEREAS, each Company is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

	WHEREAS, the parties hereto are parties to investment advisory agreements dated July 1, 2007 (the "Advisory Agreements") pursuant to which USTA and USTNA render investment advisory and other services (collectively, "Services") to the Companies with respect to the portfolio series of the Companies (the "Funds"); and

	WHEREAS, USTNA desires to assign and delegate to USTA its rights and obligations under the Advisory Agreements, including with respect to those Funds to which it provides Services (all of which are listed on Exhibit A attached hereto) (the "Subject Funds"), and USTA desires to accept such assignment and assume such obligations;

	NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is agreed among the parties hereto as follows:

	1.	USTNA hereby assigns and delegates to USTA all of
USTNA's rights and obligations under and interest in and to the Advisory Agreements, including with respect to the Subject Funds, to have and to hold for USTA's successors and assigns for the term referred to therein, subject to the terms and conditions thereof.

	2.	USTA hereby assumes all liabilities and obligations
of USTNA arising under the Advisory Agreements and agrees to discharge such liabilities and obligations in accordance with the terms of the Advisory Agreements.

	3.	USTNA and USTA represent and warrant to each Company
that USTA (i) is qualified to act as an investment adviser to the Company under applicable law and (ii) the foregoing assignment and assumption will not result in a change of actual control or management of the investment adviser of the Subject Funds.

	4.	Each Company acknowledges and consents to the
foregoing assignment and assumption.

	5.	The assignment and assumption effected above shall
be effective at the close of business on February 15, 2008 (the "Effective Date"), and from and after the Effective Date all references in each Advisory Agreement to the "Investment Adviser" shall mean and refer to USTA.

	6.	This Agreement shall be binding upon and shall
inure to the benefit of the parties hereto and their respective successors and shall be governed by New York law. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.


	IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                              EXCELSIOR FUNDS, INC.
                              EXCELSIOR TAX-EXEMPT FUNDS, INC.
                              EXCELSIOR FUNDS TRUST
                              For each Company behalf of the
                               Subject Funds listed on Exhibit A


                              By: /s/ J. Kevin Connaughton
                                  Name:  J. Kevin Connaughton
                                  Title:  Senior Vice President,
                                   Chief Financial Officer and Treasurer

                              UST ADVISERS, INC.


                              By: /s/ Christopher L. Wilson
                                 Name:  Christopher L. Wilson
                                 Title:  Director and Senior Vice President

                              UNITED STATES TRUST COMPANY, NATIONAL
                               ASSOCIATION

                              By: /s/ Keith T. Banks
                                  Name:  Keith T. Banks
                                  Title:  Director and President, Global
                                   Wealth and Investment Management


                            Exhibit A

                          Subject Funds

                     EXCELSIOR FUNDS, INC.

Blended Equity Fund

Core Bond Fund

Energy and Natural Resources Fund

Intermediate-Term Bond Fund

International Fund

Large Cap Growth Fund

Pacific/Asia Fund

Real Estate Fund

Short-Term Government Securities Fund


                    EXCELSIOR TAX-EXEMPT FUNDS, INC.

Intermediate-Term Tax-Exempt Fund

Long-Term Tax-Exempt Fund

New York Intermediate-Term Tax Exempt Fund

Short-Term Tax-Exempt Securities Fund


                     EXCELSIOR FUNDS TRUST
Equity Income Fund

Equity Opportunities Fund

High Yield Fund

International Equity Fund

Mid Cap Value and Restructuring Fund



                     Exhibit A - As of March 24, 2008

                           Subject Funds

                       EXCELSIOR FUNDS, INC.

Blended Equity Fund
Core Bond Fund
Energy and Natural Resources Fund
Intermediate-Term Bond Fund
International Fund
Large Cap Growth Fund
Pacific/Asia Fund
Short-Term Government Securities Fund

                 EXCELSIOR TAX-EXEMPT FUNDS, INC.

Intermediate-Term Tax-Exempt Fund
New York Intermediate-Term Tax Exempt Fund
Short-Term Tax-Exempt Securities Fund

                   EXCELSIOR FUNDS TRUST
Equity Income Fund
Equity Opportunities Fund
International Equity Fund
Mid Cap Value and Restructuring Fund

                               EXCELSIOR FUNDS, INC.
                               EXCELSIOR TAX-EXEMPT FUNDS, INC.
                               EXCELSIOR FUNDS TRUST
                               For each Company behalf of the
                                Subject Funds listed on Exhibit A


                               By: /s/ J. Kevin Connaughton
                                   Name:  J. Kevin Connaughton
                                   Title:  Senior Vice President,
                                     Chief Financial Officer and Treasurer

                               UST ADVISERS, INC.


                               By: /s/ Christopher L. Wilson
                                   Name:  Christopher L. Wilson
                                   Title:  Director and Senior Vice President



                    Exhibit A - As of March 31, 2008

                              Subject Funds

                    EXCELSIOR TAX-EXEMPT FUNDS, INC.

Intermediate-Term Tax-Exempt Fund
New York Intermediate-Term Tax Exempt Fund


                              EXCELSIOR FUNDS, INC.
                              EXCELSIOR TAX-EXEMPT FUNDS, INC.
                              EXCELSIOR FUNDS TRUST
                              For each Company behalf of the Subject
                               Funds listed on Exhibit A


                              By: /s/ J. Kevin Connaughton
                                  Name:  J. Kevin Connaughton
                                  Title:  Senior Vice President,
                                   Chief Financial Officer and Treasurer

                              UST ADVISERS, INC.


                              By: /s/ Christopher L. Wilson
                                 Name:  Christopher L. Wilson
                                 Title:  Director and Senior Vice President